UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 24, 2013

TIBCO Software Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Hillview Avenue
Palo Alto, California 94304-1213
(Address of principal executive offices, including zip code)

(650) 846-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On April 24, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of TIBCO Software Inc. (“TIBCO”) approved an increase in the annual base salary of Murray D. Rode, the Company’s Chief Operating Officer and interim Chief Financial Officer, to $500,000, effective June 1, 2013. The Committee increased Mr. Rode’s salary in recognition of his increased responsibilities within TIBCO.

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 25, 2013, TIBCO’s stockholders voted on the following three matters and cast their votes as described below:

(1) The election of six members to the Board of Directors to serve until TIBCO’s next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)	The approval, on an advisory basis, of the compensation of TIBCO’s Named Executive Officers; and

(3) The ratification of the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent auditors for the fiscal year ending November 30, 2013.

The following is a summary of the voting results for each matter presented to the stockholders:

Proposal I – Election of Directors

TIBCO’s stockholders elected six members to the Board of Directors to serve until TIBCO’s next annual meeting of stockholders or until their successors are duly elected and qualified as set forth below:

	Total Vote For Each Director	Total Vote Withheld From Each Director	Broker Non-Votes
Vivek Y. Ranadivé	120,380,694	10,423,714	13,484,748
Nanci E. Caldwell	124,564,475	6,239,933	13,484,748
Eric C.W. Dunn	123,622,059	7,182,349	13,484,748
Narendra K. Gupta	120,783,276	10,021,132	13,484,748
Peter J. Job	121,287,311	9,517,097	13,484,748
Philip K. Wood	120,718,769	10,085,639	13,484,748

Proposal II –Approval, on an advisory basis, of the compensation of TIBCO’s Named Executive Officers

TIBCO’s stockholders cast their votes with respect to the advisory vote on approval of the compensation of TIBCO’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Votes
125,295,107	1,197,474	4,311,827	13,484,748

Proposal III – Ratification of the Appointment of PricewaterhouseCoopers LLP as TIBCO’s Independent Auditors for the Fiscal Year Ending November 30, 2013

TIBCO’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as TIBCO’s independent auditors for the fiscal year ending November 30, 2013 as set forth below:

For	Against	Abstain	Broker Non-Votes
136,121,170	5,717,277	2,450,709	0

Item 8.01.	Other Events
On April 26, 2013, TIBCO issued a press release announcing that its board of directors had approved a stock repurchase program pursuant to which it may repurchase up to $300 million of its outstanding common stock on the open market or through privately negotiated transactions. A copy of the press release announcing the repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated April 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO Software Inc.

By:	/s/ William R. Hughes
William R. Hughes Executive Vice President, General Counsel and Secretary

Date: April 26, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TIBCO Software Inc. dated April 26, 2013.